Exhibit 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent petroleum engineers, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in this Registration Statement on Form S-8 of EP Energy Corporation of the reference to us and our report under the captions “Part I. Item 1. Business — Oil and Natural Gas Properties” and “Part II. Item 8. Financial Statements and Supplementary Data — Supplemental Oil and Natural Gas Operations (Unaudited)” and our reserve report attached as Exhibit 99.1 in the Annual Report on Form 10-K of EP Energy Corporation for the year ended December 31, 2016.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

November 1, 2017

SUITE 600, 1015 4TH STREET, S.W.	CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
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